Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123

                               Herein called Aetna

Agrees to pay benefits as stated in this Contract.








DETAILS OF VARIABLE FEATURES OF THIS CONTRACT ARE IN PARTS III AND IV.

THIS CONTRACT MAY NOT BE SUITABLE IF ONLY ONE (1) LARGE DEPOSIT IS MADE.

                                 RIGHT TO CANCEL

The Owner may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract.

This page, following pages, and the application, make up the entire Contract.

Signed at Hartford, Connecticut on the Effective Date.


/s/ Stephen B. Middlebrook                             /s/ William O. Bailey
Secretary                                              President

             GROUP VARIABLE OR FIXED DEPOSIT ADMINISTRATION CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.



GIP-CDA-HB

                                 SPECIFICATIONS


PLAN

OWNER

GROUP CONTRACT NO.

EFFECTIVE DATE


THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION


Deduction from Deposit(s) - The amount of the Net Deposit(s) applied to this Contract will be the deposit(s) received by Aetna minus a deduction for premium taxes, if any. (See section 3.01.)

Guaranteed Interest Rate - There is a guaranteed interest rate for amounts held in the General Account. Aetna may add interest daily at any higher rate. (See sections 3.04 and 4.01.)

Surrender Fee - There will be a charge deducted for early surrender. (See section 3.13.)

Deductions From The Separate Account And The Funds - Total deductions equal 1.5% on an annual basis. Once Annuity payments begin, if the dollar amount of the Variable Annuity payments is not to decrease Aetna must earn a gross return on the assets of the Separate Account of: (a) 5% on an annual basis if an assumed net return rate of 3.5% is chosen; or (b) 6.5% on an annual basis if an assumed net return rate of 5% is chosen.

This Contract is a legal contract between the Owner and Aetna.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.


GIP-CDA-HB

                                TABLE OF CONTENTS
                                                                           Page
                             I. GENERAL DEFINITIONS
   1.01 Annuitant.........................................................  5
   1.02 Annuity...........................................................  5
   1.03 Contract Year.....................................................  5
   1.04 Fixed Annuity.....................................................  5
   1.05 Fund(s)...........................................................  5
   1.06 General Account...................................................  5
   1.07 Participant.......................................................  5
   1.08 Plan..............................................................  5
   1.09 Separate Accounts.................................................  5
   1.10 Valuation Period..................................................  5
   1.11 Variable Annuity..................................................  5
                             II. GENERAL PROVISIONS
   2.01 Contract, Change of Contract......................................  6
   2.02 Incontestability..................................................  6
   2.03 Control of Contract and Individual Accounts.......................  6
   2.04 Payments..........................................................  6
   2.05 Individual Certificates...........................................  6
   2.06 Designation of Beneficiary........................................  7
   2.07 Misstatements and Adjustments.....................................  7
   2.08 State Laws........................................................  7
   2.09 Replacement of Fund(s)............................................  7
   2.10 Grace Period......................................................  7
   2.11 Non-Participating Contract........................................  7
                 III. DEPOSIT, RESERVE, AND SURRENDER PROVISIONS
   3.01 Net Deposit(s)....................................................  8
   3.02 Allocated Contract - Individual Accounts..........................  8
   3.03 Unallocated Contract..............................................  8
   3.04 Guaranteed Interest Rate - General Account........................  9
   3.05 Record Units - Separate Account...................................  9
   3.06 Investment Increment Factors - Separate Account...................  9
   3.07 Record Unit Value - Separate Account..............................  9
   3.08 Contract Reserve.................................................. 10
   3.09 Active Life Fund.................................................. 10
   3.10 Transfer of Contract Reserves..................................... 10
   3.11 Notice to the Owner............................................... 10
   3.12 Sum Payable at Death (Before Annuity Payments Start).............. 11
   3.13 Surrender Value................................................... 11
                             IV. ANNUITY PROVISIONS
   4.01 Choices to be Made................................................ 13
   4.02 Special Terms Under Annuity Options............................... 13
   4.03 Other Terms of Annuity Options.................................... 13
   4.04 Death of Annuitant/Beneficiary.................................... 14
   4.05 Fund(s) Annuity Units - Separate Account.......................... 14
   4.06 Fund(s) Annuity Unit Value - Separate Account..................... 14
   4.07 Annuity Options................................................... 15

                                       3
GIP-CDA-HB

GIP-CDA-HB

                             I. GENERAL DEFINITIONS

1.01 ANNUITANT - A Participant or beneficiary on whose life an Annuity has been effected under this Contract.

1.02   ANNUITY - Payment of an income:

       (a)  for the life of one or two people;

       (b)  for a stated period, or amount; or

       (c)  for some mix of (a) and (b).

1.03 CONTRACT YEAR - A period of 12 months beginning on the Effective Date or any anniversary of the Effective Date.

1.04 FIXED ANNUITY - An Annuity of a fixed dollar amount paid from the General Account.

1.05 FUND(S) - The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940 and made available by Aetna.

1.06 GENERAL ACCOUNT - The Account which holds the assets of Aetna, other than those assets of Aetna in the Separate Accounts. Reserves for a Fixed Annuity are held in the General Account.

1.07 PARTICIPANT - A person for whom benefits are being funded under this Contract.

1.08 PLAN - The employee benefit plan identified on the Specifications page. The term includes all written documents describing the Plan. The Plan is not a part of this Contract. Aetna is not bound by terms of the Plan.

1.09 SEPARATE ACCOUNTS - Accounts set up by Aetna under the Connecticut Insurance Laws. Assets for this class of variable contracts are set apart from other assets of Aetna. Reserves for a Variable Annuity are held in a Separate Account and invested in shares of Fund(s).

1.10 VALUATION PERIOD - The period of time from the end of one business day to the end of the next business day.

1.11 VARIABLE ANNUITY - An Annuity of a varying dollar amount paid from the Separate Account.

                                        5
GIP-CDA-HB

                             II. GENERAL PROVISIONS

2.01   Contract, Change of Contract

       This Contract constitutes the entire legal relationship between Aetna and the Owner. Only an authorized Officer of Aetna may change any of the terms of this Contract. Aetna will notify the Owner in writing 30 days in advance of the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins prior to such change. Any change below will only apply to deposits made on behalf of Participants who become covered under this Contract on or after the effective date of such change.

       Any change that affects the Annuity Options, and the Tables for such Options, can only be made:

       (a) no earlier than 12 months after the Effective Date of this Contract; and
       (b) no earlier than 12 months after the effective date of any such prior change.

       Change can be made at any time that affect the following provisions of this Contract:

       (a)  Net Deposit(s);                  (d)  Investment Increment Factors;
       (b)  Guaranteed Interest Rate;        (e)  Surrender Value;
       (c)  Contract Reserve;                (f)  Fund(s) Annuity Unit Value

       Any new Participants to be covered under this Contract on or after the effective date of any change will be subject to such change. This Contract is subject to change as required by federal or state law.

2.02   Incontestability

       Aetna cannot cancel this Contract because of any error of fact on the application.

2.03   Control of Contract and Individual Accounts

       All rights in this Contract rest with the Owner. The Contract Owner is entitled to all amounts held in the Active Life Fund (see section 3.09). The Owner is entitled to make any choices allowed by this Contract with respect to Individual Accounts. Any choices under this Contract by the Owner, Annuitant or beneficiary must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made. This Contract, and any Individual Accounts, are not subject to the claims of any creditors except to the extent permitted by law.

2.04   Payments

       Aetna will make Annuity payments as and when due. Any other payments will be made by Aetna within 7 days of receipt of the written claim for payment, except as otherwise provided in section 3.13.

2.05   Individual Certificates

                                       6
GIP-CDA-HB

       Aetna will issue certificates for each Participant as required by the state in which this Contract is delivered. The certificate will contain a summary of the benefits provided by this Contract. Certificates are for information only and are not a part of this Contract.

2.06   Designation of Beneficiary

       The beneficiary for each Participant shall be as named, or later changed, by the Owner.

2.07   Misstatements and Adjustments

       If the age, sex, or any other relevant fact of any payee is found to be misstated, the correct facts will be used to adjust payments.

2.08   State Laws

       This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such law. Annuity tables for legal reserve valuation shall be as required by state law and may be different from the annuity tables used to determine annuity payments.

2.09   Replacement of Fund(s)

       Aetna, or the Separate Account(s) and the Fund(s), may:

       (a) change the Fund(s) - which may be invested in by the Separate Account(s); and
       (b) replace the shares of any Fund(s) held in the Separate Account(s) with shares of any other Fund(s).

       Such change or replacement must be:

       (1) approved by a majority vote of persons having an interest in the Separate Account(s) and the Fund(s); or
       (2)  deemed necessary by Aetna under the Investment Company Act of 1940;
            or
       (3) deemed necessary by Aetna to accomplish the purpose of the Separate Account(s).

       Aetna will notify the Owner of any such change or replacement.

2.10   Grace Period

       This Contract will remain in effect even if deposits are not continued.

2.11   Non-Participating Contract

       The Owner, Participants, or beneficiaries will not have a right to share in the earnings of Aetna.

                                       7
GIP-CDA-HB

                 III. DEPOSIT, RESERVE, AND SURRENDER PROVISIONS


3.01   Net Deposit(s)

       The Net Deposit is the actual deposit minus an amount required to pay premium taxes, if any. As a rule, Aetna will deduct the charge for premium taxes at the time Annuity benefits are purchased (see section 4.01) rather than when deposits are received. If Aetna determines that it must pay a premium tax at any other time, it will deduct the charge from the Active Life Fund (see section 3.09) at that time.

3.02   Allocated Contract - Individual Accounts

       This section applies if the Plan is:

       (a) a defined contribution plan (as defined in section 414(i) of the Internal Revenue Code); or

       (b) an insurance contract plan (as defined in section 412(i) of the Internal Revenue Code).

       Aetna will maintain two Individual Accounts for each Participant. A Participant's Individual Account for crediting employee deposits and an Individual Plan Account for crediting employer deposits.

       On the basis of information supplied by the Owner, Aetna will credit the Net Deposit(s) to such Accounts in either:

       (a)  the General Account;

       (b) the Separate Account where they will be allocated to the Fund(s) as directed by the Owner; or

       (c)  a mix of (a) or (b).

3.03   Unallocated Contract

       This section applies if the Plan is not one described in section 3.02. Aetna will maintain a Participant's Individual Account for each Participant into which Net Deposits resulting from employee deposits will be credited. All other Net Deposits will be held in a single, unallocated Plan Account in the name of the Owner.

       On the basis of information supplied by the Owner, Aetna will credit the Net Deposit(s) to such Accounts in either:

       (a)  the General Account;

       (b) the Separate Account where they will be allocated to the Fund(s) as directed by the Owner; or

       (c)  a mix of (a) or (b).

                                       8
GIP-CDA-HB

3.04   Guaranteed Interest Rate - General Account

       On Net Deposit(s) made to the General Account, Aetna will add interest daily at an annual rate no less than 4%. Aetna may add interest daily at any higher rate determined prospectively by its Board of Directors. This Guarantee does not apply to any amounts applied to the payment of an Annuity. (See section 4.01 for a description of any interest guarantee applying to Annuities.)

3.05   Record Units - Separate Account

       The portion of the Net Deposit(s) applied to the Separate Account Fund(s) will determine the number of Record Units. This number is equal to the Net Deposit(s) divided by the Record Unit Value (see 3.07) for the Valuation Period when the Net Deposit is received.

3.06   Investment Increment Factors - Separate Account

       Investment Increment Factors are those items used to determine a Fund's net return factor for each Valuation Period. The net return factor(s) are then used to compute all Separate Account values and payments.

       The gross return is equal to:

       (a)  investment income; plus

       (b)  realized and unrealized capital gains; minus

       (c)  realized and unrealized capital losses; minus

       (d)  certain investment expenses; and minus

       (e) a daily charge at an annual rate of .25% for investment management expense.

       The gross return is divided by the net assets of the Fund at the start of the Valuation Period to compute the gross return rate. A gross return rate may be more or less than 0. The net return rate is equal to:

       (a)  the gross return rate; plus or minus

       (b) taxes (or charges to a tax reserve) on the Separate Account; and minus

       (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

       A net return rate may be more or less than 0.

       The net return factor for each Fund is equal to the net return rate plus 1.000000.

3.07   Record Unit Value - Separate Account

       The Record Unit Value for each Separate Account Fund is computed by multiplying the net return factor for the current Valuation Period by the Record Unit Value for the previous Period. The dollar value of

                                       9
GIP-CDA-HB

       Record Units, Separate Account Reserves, and Variable Annuity payments may go up or down due to investment gain or loss.

3.08   Contract Reserve

       The Contract Reserve is equal to:

       (a)  Net Deposit(s) credited to the General Account (if any); plus

       (b)  General Account interest added by Aetna; plus

       (c)  the value of Separate Account Record Units (if any); minus

       (d) a charge of $30 for each Participant on each anniversary of the Effective Date when the Plan is one described in section 3.02 (a); or

       (e) a charge determined as $30 times the number of Participants on the Effective Date made on each anniversary of the Effective Date when the plan is one described in section 3.03; minus

       (f)  any amounts previously surrendered.

3.09   Active Life Fund

       The Active Life Fund is the total Contract Reserve, minus those amounts applied to the payment of Annuities under Part IV of this Contract.

3.10   Transfer of Contract Reserves

       The Owner may transfer any portion of the Contract Reserves from any Fund to any other Fund or to the General Account. Reserves cannot be transferred from the General Account to any of the Funds. A transfer of Reserves cannot be made within 90 days of a previous transfer.

3.11   Notice to the Owner

       Aetna will notify the Owner each year of:

       (a)  the investments held in the Fund(s) for the Separate Account; and

       (b)  the number of record units; or

       (c)  the number of annuity units; and

       (d)  the value of a unit.

       Such number or values will be as of a date no more than 60 days before the date of the notice.

3.12   Sum Payable at Death (Before Annuity Payments Start)

                                       10
GIP-CDA-HB

       Aetna will pay to the beneficiary the value of the Participant's Individual Account if:

       (a)  the participant dies before Annuity payments start; and

       (b)  the notice of death is received by Aetna.

       The sum paid will be that portion of the Contract Reserve held in the Participant's Individual Account on the date when the notice is received. Any additional amounts payable to the beneficiary will be as provided in the Plan. The beneficiary may choose to apply any sum payable at death under Annuity Options (see section 4.07). If no beneficiary is living at the death of the Participant, payment of any amount due will be made to the Owner.

3.13   Surrender Value

       The amount paid by Aetna upon the surrender of all or any portion of the Active Life Fund shall be reduced by a surrender fee. The surrender fee will be a percentage of the amount surrendered and will vary according to the number of Deposit Cycles completed. The number and amount of deposits to be made in a year is chosen by the Owner. A Deposit Cycle is completed when this number or amount of deposits has been made. The number of completed Deposit Cycles may not be greater than the whole years since the Effective Date. For each surrender from the Active Life Fund, the fee will be as follows;

       Number of Deposit Cycles Completed              Fee

       Less than 5                                     5%
       5 or more but less than 7                       4%
       7 or more but less than 9                       3%
       9 or more                                       2%

       No surrender fee is deducted when any portion of the Active Life Fund is paid:

       (a)  at the death of a Participant before annuity payments start; or

       (b)  as a premium for an annuity for a Participant.

       Aetna reserves the right to liquidate any surrender value with accrued interest in installments over a period not to exceed 60 months when the value of the Active Life Fund held in the General Account exceeds $500,000 and the Owner chooses to surrender:

       (a) such value; or

       (b) any portion in excess of 20% of such value within a 12-month period.

       Under certain emergency conditions, Aetna has the right to defer payment of any surrender value:

       (a) for a period of up to 6 months (unless prohibited by state law); and

       (b) as provided by federal law.

                                       11
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

                             IV. ANNUITY PROVISIONS

4.01   Choices to be Made

       The Owner may tell Aetna to pay over any portion of the Contract Reserve (minus any charges for premium taxes) as a premium for an Annuity under Options 2, 3, 4, and 5 (see 4.07). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

       When any option is chosen, the Owner or beneficiary choosing the option must tell Aetna if payments are to be made other than monthly. They must also tell Aetna to pay:

       (a)  a Fixed Annuity;

       (b)  a Variable Annuity using any of the Fund(s) made available by Aetna;
            or

       (c) any mix of these.

       When choosing a Fixed Annuity, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

       When choosing a Variable Annuity, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year.

4.02   Special Terms Under Annuity Options

       (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

       (b) The present value of the payments to the Annuitant when payments start shall be more than 50% of the present value of the payments to be made to all payees; this restriction does not apply if Option 5 is chosen and the second Annuitant is the spouse of the Annuitant.

4.03   Other Terms of Annuity Options

       No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

       Age, where used in the above tables, means age nearest birthday on the date of the first payment. The tables for Options 4 and 5 use the Annuity table for 1949 with:

       (a)  a 1 year age reduction for males; and

       (b)  a 6 year age reduction for females.

       If Fixed Annuity Options 3, 4, or 5 are chosen and a larger payment would result from applying the surrender value to a current Aetna single premium annuity, Aetna will make the larger payment.

                                       12
GIP-CDA-HB

4.04   Death of Annuitant/Beneficiary

       When an Annuitant dies while payments are being made under an Annuity Option, payments will be continued to the beneficiary as provided by the option. If no beneficiary is living, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant. The present value will assume the then current commutation rate used by Aetna.

       When a beneficiary dies while a sum is held at interest, the amount held will be paid in one sum to the estate of the beneficiary. When a beneficiary dies while payments are being made under an Annuity Option, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The present value will assume the then current commutation rate used by Aetna.

4.05   Fund(s) Annuity Units - Separate Account

       The amount of the first Variable Annuity payment will be equal to:

       (a) the portion of the Contract Reserve (minus any charges for premium taxes) to be used to pay a Variable Annuity using the Fund(s); times

       (b)  the rate for each $1,000 for the Option chosen.

       Such amount, or portion, of the payment using a Fund will be divided by the Fund(s) Annuity Unit Value (see 4.03) on the due date of the first payment to determine the number of the Fund(s) Annuity Units.

       Such number of the Fund(s) Annuity Units remains fixed. Each future payment is equal to such number times the Fund(s) Annuity Unit Value on the due date of each payment.

4.06   Fund(s) Annuity Unit Value - Separate Account

       For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

       (a)  the Value for the next previous Period; times

       (b) the net return factor(s) (see section 3.06) for the tenth previous Period; times

       (c) a factor to reflect the assumed net return rate.

       The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

       The dollar amount of Annuity Units, values, and payments may go up or down due to investment gain or loss.

       Payments shall not be changed due to mortality or expense results.

4.07   Annuity Options

                                       13
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

       Option 1 - Payment of Interest on Sum Left With Aetna - This option may be used only by the beneficiary when the death of the Participant is before Aetna has started paying an Annuity. A portion or all of the sum due may be held in the General Account of Aetna at an annual interest rate of 3 1/2%. Aetna may add interest daily at any higher rate. The beneficiary may later tell Aetna to:

       (a)  pay a portion, or all, of the sum held by Aetna; or

       (b) apply a portion, or all, of the sum held by Aetna under any of the Annuity Options below.

       Option 2 - Payments of a Stated Dollar Amount - An Annuity of a chosen amount will be paid until there are no funds left. The payments to be made in a year must be no less than $60 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years.

                                       14
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

Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be no less than 3 and no more than 30.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                          PAYMENTS FOR A STATED PERIOD

  Years of       Amount of         Years of       Amount of        Years of         Amount of
  Payments       Payments          Payments       Payments         Payments         Payments
  --------       ---------         --------       ---------        --------         ---------
     3            $29.19             13            $7.94             22              $5.39
     4             22.27             14             7.49             23               5.24
     5             18.12             15             7.10             24               5.09
     6             15.35             16             6.76             25               4.96
     7             13.38             17             6.47             26               4.84
     8             11.90             18             6.20             27               4.73
     9             10.75             19             5.97             28               4.63
     10             9.83             20             5.75             29               4.53
     11             9.09             21             5.56             30               4.45
     12             8.46

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                          PAYMENTS FOR A STATED PERIOD


  Years of       Amount of         Years of       Amount of        Years of         Amount of
  Payments       Payments          Payments       Payments         Payments         Payments
  --------       ---------         --------       ---------        --------         ---------
     3            $29.80              13             $8.64            22             $6.17
     4             22.89              14              8.20            23              6.02
     5             18.74              15              7.82            24              5.88
     6             15.99              16              7.49            25              5.76
     7             14.02              17              7.20            26              5.65
     8             12.56              18              6.94            27              5.54
     9             11.42              19              6.71            28              5.45
     10            10.51              20              6.51            29              5.36
     11             9.77              21              6.33            30              5.28
     12             9.16

                                       15
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

Option 4 - Life Income - An Annuity will be paid for life. Payments may be made for a minimum stated period, if chosen, of 60, 120, 180 or 240 months. If the Annuitant dies before the end of such stated period, payments will be made to the beneficiary for the rest of the stated period.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                                LIFE INCOME WITH

               Age of                                    Payments Guaranteed for a Stated Period of Months:
             Annuitant

       Male               Female         None                 60                 120                 180                  240
       ----               ------         ----                ----               -----               -----                -----
        50                  55          $ 4.98              $4.96               $4.89               $4.77                $4.62
        51                  56            5.08               5.05                4.98                4.85                 4.68
        52                  57            5.18               5.16                5.07                4.93                 4.74
        53                  58            5.30               5.26                5.17                5.01                 4.80
        54                  59            5.41               5.38                5.27                5.09                 4.86

        55                  60            5.54               5.49                5.37                5.17                 4.92
        56                  61            5.67               5.62                5.48                5.26                 4.98
        57                  62            5.80               5.75                5.59                5.35                 5.04
        58                  63            5.95               5.89                5.71                5.44                 5.10
        59                  64            6.10               6.03                5.83                5.53                 5.16

        60                  65            6.27               6.19                5.96                5.62                 5.22
        61                  66            6.44               6.35                6.09                5.72                 5.27
        62                  67            6.63               6.52                6.23                5.81                 5.33
        63                  68            6.82               6.71                6.38                5.91                 5.38
        64                  69            7.04               6.90                6.53                6.00                 5.43

        65                  70            7.26               7.11                6.68                6.10                 5.47
        66                  71            7.50               7.33                6.84                6.19                 5.52
        67                  72            7.76               7.56                7.01                6.28                 5.55
        68                  73            8.04               7.80                7.18                6.37                 5.59
        69                  74            8.34               8.07                7.35                6.46                 5.62

        70                  75            8.67               8.34                7.52                6.54                 5.65
        71                                9.01               8.63                7.70                6.62                 5.67
        72                                9.39               8.94                7.88                6.69                 5.69
        73                                9.79               9.26                8.05                6.76                 5.71
        74                               10.22               9.61                8.22                6.81                 5.72
        75                               10.69               9.96                8.39                6.87                 5.73

                                       16
GIP-CDA-HB

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                       17
GIP-CDA-HB

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                                LIFE INCOME WITH

               Age of                                    Payments Guaranteed for a Stated Period of Months:
             Annuitant

       Male               Female         None                 60                 120                 180                  240
       ----               ------         ----                ----               -----               -----                -----
        50                  55          $ 5.89              $ 5.86              $5.78               $5.65                $5.48
        51                  56            5.99                5.96               5.86                5.71                 5.53
        52                  57            6.09                6.06               5.95                5.79                 5.59
        53                  58            6.20                6.16               6.04                5.86                 5.64
        54                  59            6.32                6.27               6.14                5.94                 5.70

        55                  60            6.44                6.39               6.24                6.02                 5.75
        56                  61            6.57                6.51               6.34                6.10                 5.80
        57                  62            6.71                6.64               6.45                6.18                 5.86
        58                  63            6.85                6.77               6.56                6.26                 5.91
        59                  64            7.00                6.92               6.68                6.35                 5.97

        60                  65            7.16                7.07               6.80                6.43                 6.02
        61                  66            7.34                7.23               6.93                6.52                 6.07
        62                  67            7.52                7.40               7.06                6.61                 6.12
        63                  68            7.72                7.58               7.20                6.70                 6.17
        64                  69            7.93                7.77               7.35                6.79                 6.21

        65                  70            8.16                7.97               7.50                6.88                 6.25
        66                  71            8.40                8.19               7.65                6.97                 6.29
        67                  72            8.66                8.42               7.81                7.05                 6.33
        68                  73            8.94                8.66               7.97                7.14                 6.36
        69                  74            9.24                8.92               8.13                7.22                 6.39

        70                  75            9.56                9.19               8.30                7.29                 6.41
        71                                9.91                9.48               8.47                7.36                 6.43
        72                               10.29                9.78               8.64                7.43                 6.45
        73                               10.69               10.10               8.80                7.49                 6.47
        74                               11.13               10.43               8.97                7.55                 6.48
        75                               11.60               10.79               9.13                7.60                 6.49

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

GIP-CDA-HB

(a)  100% of the payment to continue to the survivor;

(b)  66 2/3% of the payment to continue to the survivor;

(c)  50% of the payment to continue to the survivor; or

(d) payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

                                       19
GIP-CDA-HB

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55         $4.10          $4.27          $4.43          $4.57         $4.69         $4.79          $4.86
      55           60          4.21           4.43           4.65           4.86          5.04          5.20           5.32
      60           65          4.30           4.57           4.86           5.15          5.43          5.68           5.88
      65           70          4.38           4.69           5.04           5.43          5.83          6.21           6.56
      70           75          4.44           4.79           5.20           5.68          6.21          6.78           7.33
      75           80          4.48           4.86           5.32           5.88          6.56          7.33           8.16
      80           85           -             4.91           5.41           6.03          6.82          7.80           8.95


Rates for a Variable Annuity with Assumed Net Return Rate of 5%


                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55         $5.00         $5.16            $5.31         $5.44        $5.57           $5.67         $5.75
      55           60          5.11          5.31             5.51          5.71         5.90            6.06          6.19
      60           65          5.20          5.44             5.71          5.99         6.26            6.52          6.73
      65           70          5.28          5.57             5.90          6.26         6.65            7.04          7.38
      70           75          5.34          5.67             6.06          6.52         7.04            7.59          8.14
      75           80          5.38          5.75             6.19          6.73         7.38            8.14          8.96
      80           85           -            5.81             6.29          6.90         7.66            8.62          9.76

GIP-CDA-HB

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GIP-CDA-HB

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66-2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55          $4.51         $4.72           $4.94          $5.18        $5.44          $5.71         $ 6.00
      55           60           4.70          4.94            5.20           5.49         5.81           6.14           6.49
      60           65           4.90          5.18            5.49           5.84         6.23           6.65           7.09
      65           70           5.11          5.44            5.81           6.23         6.71           7.25           7.82
      70           75           5.34          5.71            6.14           6.65         7.25           7.93           8.69
      75           80           5.58          6.00            6.49           7.09         7.82           8.69           9.69
      80           85            -            6.28            6.84           7.53         8.39           9.47          10.77


Rates for a Variable Annuity with Assumed Net Return Rate of  5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66-2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55         $5.43          $5.62           $5.84          $6.08        $6.36          $ 6.65        $ 6.98
      55           60          5.62           5.84            6.10           6.38         6.70            7.06          7.44
      60           65          5.82           6.08            6.38           6.72         7.11            7.54          8.01
      65           70          6.06           6.36            6.70           7.11         7.58            8.12          8.71
      70           75          6.31           6.65            7.06           7.54         8.12            8.80          9.56
      75           80          6.59           6.98            7.44           8.01         8.71            9.56         10.56
      80           85           -             7.31            7.84           8.49         9.33           10.38         11.66


Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GIP-CDA-HB

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55         $4.75         $4.98            $5.24          $5.55        $5.91         $ 6.32        $ 6.79
      55           60          4.99          5.24             5.54           5.88         6.28           6.76          7.30
      60           65          5.26          5.55             5.88           6.27         6.73           7.27          7.90
      65           70          5.59          5.91             6.28           6.73         7.26           7.90          8.65
      70           75          5.96          6.32             6.76           7.27         7.90           8.67          9.57
      75           80          6.37          6.79             7.30           7.90         8.65           9.57         10.69
      80           85           -            7.30             7.88           8.59         9.49          10.61         12.00


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55         $5.67          $5.89           $6.15          $6.47       $ 6.84          $ 7.29        $ 7.81
      55           60          5.91           6.15            6.44           6.78         7.20            7.70          8.28
      60           65          6.20           6.47            6.78           7.16         7.63            8.19          8.86
      65           70          6.54           6.84            7.20           7.63         8.16            8.80          9.58
      70           75          6.95           7.29            7.70           8.19         8.80            9.56         10.48
      75           80          7.42           7.81            8.28           8.86         9.58           10.48         11.60
      80           85           -             8.39            8.94           9.61        10.46           11.56         12.92


Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GIP-CDA-HB

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55         $4.10         $4.27           $4.42           $4.56        $4.68          $4.77          $4.83
      55           60          4.21          4.42            4.64            4.84         5.02           5.16           5.26
      60           65          4.30          4.56            4.84            5.12         5.38           5.61           5.78
      65           70          4.37          4.68            5.02            5.38         5.76           6.10           6.37
      70           75          4.42          4.77            5.16            5.61         6.10           6.58           7.00
      75           80          4.46          4.83            5.26            5.78         6.37           7.00           7.58
      80           85          -             4.86            5.33            5.88         6.55           7.29           8.02


Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

           Age of                                                          Age of Annuitant
           Second
          Annuitant           Male 45       Male 50         Male 55        Male 60      Male 65        Male 70       Male 75
     Male        Female       Female        Female          Female         Female       Female         Female
     ----        ------       -------       -------         -------        -------      -------        -------       -------
                                50            55              60             65           70             75
                                --            --              --             --           --             --
      50           55         $5.00          $5.15           $5.30          $5.43        $5.55          $5.64         $5.71
      55           60          5.10           5.30            5.50           5.69         5.87           6.01          6.12
      60           65          5.19           5.43            5.69           5.96         6.21           6.44          6.61
      65           70          5.27           5.55            5.87           6.21         6.57           6.90          7.17
      70           75          5.32           5.64            6.01           6.44         6.90           7.37          7.78
      75           80          5.36           5.71            6.12           6.61         7.17           7.78          8.34
      80           85           -             5.75            6.19           6.72         7.35           8.06          8.76


Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GIP-CDA-HB

--------------------------------------------------------------------------------

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123

             GROUP VARIABLE OR FIXED DEPOSIT ADMINISTRATION CONTRACT
                                NON-PARTICIPATING
               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT


GIP-CDA-HB
--------------------------------------------------------------------------------


                                       15
GIP-CDA-HB